UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020

Altimmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Clopper Road Suite 201S Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 654-1450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 2, 2020, Altimmune, Inc. (the “Company”) entered into Amendment No. 3 to the Second Restated License Agreement (the “Amendment”), by and between the Company and Janssen Vaccines & Prevention B.V. (formerly known as Crucell Holland B.V.) (as amended by Amendment No. 1 to Second Restated License Agreement and Amendment No. 2 to Second Restated License Agreement, together with the Amendment, the “License Agreement”). Pursuant to the Amendment, the field of licenses granted to the Company under the License Agreement is expanded to cover COVID-19 caused by SARS-CoV-2, in addition to the existing licenses related to Bacillus anthracis and influenza virus. All capitalized terms not defined herein shall have the meanings assigned to them in the Amendment or the License Agreement, as applicable.

Pursuant to the Amendment, we agreed to pay certain additional development-based milestone payments through approval of licensed products by the Food and Drug Administration for the treatment or prevention of COVID-19, up to an aggregate amount of approximately $1.225 million. We also agreed to pay royalty payments as a percentage of net sales of products for the treatment or prevention of COVID-19 in any country where the manufacture of such product is covered by a valid claim of any licensed patent or uses licensed know-how, subject to a royalty stacking reduction and minimum annual royalty payments, until the expiration of the term of the License Agreement, as amended.

The foregoing summary is qualified in its entirety by reference to the full text of the Amendment, as well as the License Agreement, as amended. The Company intends to file the Amendment with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

Date: April 8, 2020	By:	/s/ William Brown
William Brown Chief Financial Officer